                                                                      EXHIBIT 12



                 BRIGGS & STRATTON CORPORATION AND SUBSIDIARIES
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (Dollars in thousands)


                                                                                    Fiscal Year Ended
                                                        --------------------------------------------------------------------------
                                                              July 2, 2000               June 27, 1999           June 28, 1998
                                                        -------------------------     --------------------     -------------------
Net income                                                    $          136,473         $        106,101        $         70,645

Add:
        Interest                                                          21,267                   17,024                  19,352
        Income tax expense and other taxes on income                      80,150                   63,670                  42,500
        Fixed charges of unconsolidated subsidiaries                         119                      279                     510
                                                        -------------------------     --------------------     -------------------
                    Earnings as defined                       $          238,009         $        187,074        $        133,007
                                                        =========================     ====================     ===================

Interest                                                      $           21,267         $         17,024        $         19,352
Fixed charges of unconsolidated subsidiaries                                 119                      279                     510
                                                        -------------------------     --------------------     -------------------
                    Fixed charges as defined                  $           21,386         $         17,303        $         19,862
                                                        =========================     ====================     ===================

Ratio of earnings to fixed charges                                          11.1 x                   10.8 x                   6.7 x
                                                        =========================     ====================     ===================